Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--200 (California Intermediate Insured and New York Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-64531 of our opinion dated March 16, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 11, 2001